EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of October 17, 2001 (the "Effective Date") by and between NEUROCRINE BIOSCIENCES, INC., 10555 Science Center Drive, San Diego, California 92121 (hereinafter the "Company"), and Henry Pan, MD, PhD., 14 East Shore Drive Princeton, NJ 08540 (hereinafter "Executive").

                                R E C I T A L S

     WHEREAS, the Company and Executive wish to set forth in this Agreement the terms and conditions under which Executive is to be employed by the Company on and after the date hereof; and

     NOW, THEREFORE, the Company and Executive, in consideration of the mutual promises set forth herein, agree as follows:

                                   ARTICLE 1

                               TERM OF AGREEMENT

     1.1 Commencement Date. Executive's fulltime employment with the Company under this Agreement shall commence as of October 15, 2001 ("Commencement Date") and this Agreement shall expire after a period of three (3) years from the Commencement Date, unless terminated earlier pursuant to Article 6.

     1.2 Renewal. The term of this Agreement shall be automatically renewed for successive, additional three (3) year terms unless either party delivers written notice to the other at least ninety (90) days prior to the end of any term of an intention to terminate this Agreement or to renew it for a term of less than three (3) years but not less than (1) year. If the term of this Agreement is renewed for a term of less than three (3) years, then thereafter the term of this Agreement shall be automatically renewed for successive, additional identical terms unless either party delivers a written notice to the other of an intention to terminate this Agreement or to renew it for a different term of not less than one (1) year, such notice to be delivered at least ninety (90) days prior to the end of any term. The Company's failure to renew this Agreement at the end of any term shall be considered a termination without Cause as set forth in Section 6.4 below.

                                   ARTICLE 2

                               EMPLOYMENT DUTIES

     2.1 Title/Responsibilities. Executive hereby accepts employment with the Company pursuant to the terms and conditions hereof. Executive agrees to serve the Company in the position of Executive Vice President, Clinical Research and

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Chief Medical Officer.  Executive shall have the powers and duties  commensurate with such position, including but not limited to hiring personnel necessary to carry out the responsibilities for such position as set forth in the annual business plan approved by the Board of Directors.

     2.2 Full Time Attention. Executive shall devote his best efforts and his full business time and attention to the performance of the services customarily incident to such office and to such other services as the President or Board may reasonably request.

     2.3 Other Activities. Except upon the prior written consent of the President & Chief Executive Officer, Executive shall not during the period of employment engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with, or that might place him in a competing position to that of the Company or any other corporation or entity that directly or indirectly controls, is controlled by, or is under common control with the Company (an "Affiliated Company"), provided that Executive may own less than two percent (2%) of the outstanding securities of any such publicly traded competing corporation.


                                   ARTICLE 3

                                  COMPENSATION

     3.1 Base Salary. Executive shall receive a Base Salary at an annual rate of three hundred and fifteen thousand dollars ($315,000), payable semi-monthly in equal installments in accordance with the Company's normal payroll practices. The Chief Executive Officer shall provide Executive with annual performance reviews, and, thereafter, Executive shall be entitled to such increase in Base Salary as the Chief Executive Officer and Board of Directors may from time to time establish in their sole discretion.

     3.2 Incentive Bonus. In addition to any other bonus Executive may be awarded by the Company's Board of Directors, the Company shall pay Executive an annual bonus as determined by the Company's Board of Directors and Chief Executive Officer based upon achievement of Executive in meeting personal goals approved by the Chief Executive Officer/ Board of Directors and achievement by the Company of corporate goals approved by the Board of Directors annually. Executive's personal goals and the Company's corporate goals will be set forth in writing by the Chief Executive Officer and Board within ninety (90) days after the start of the Company's fiscal year. The Board of Directors and Chief Executive Officer shall, in their sole discretion, determine whether Executive's personal goals have been obtained. The Board of Directors shall, in its sole discretion, determine whether the corporate goals have been obtained.

     3.3 Equity.
      (a) Initial Grant. Pursuant to a Consulting Agreement dated September 25, 2001, the Executive was granted an option pursuant to the Company's 1992 Stock Incentive Plan, as amended, to purchase two hundred thousand ($200,000) shares of the Company's common stock which option vests over a four-year period with twenty-five percent (25%) of such

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          vesting occurring on September 25, 2002 and 1/48 per month thereafter.
          The Executive's Consulting Agreement will be superceded by this Employment Agreement and the stock options granted thereunder will continue to vest in accordance with the 1992 Stock Incentive Plan during the term of this Employment Agreement.
      (b) Signing Bonus. As special consideration for entering into this Agreement, on the Effective Date of this Agreement the Company will sell to Executive 7500 shares of Company stock ("Signing Shares"). The Signing Shares will be held by the Company as restricted shares not available for resale until such time as the Signing Shares, or installment thereof as provided below, have been paid for in full and delivered to Executive. Executive will purchase the Signing Shares by providing to Company a note for the market value of the Signing Shares (the "Note"). The Note will bear interest payable by Executive annually in arrears. The principal amount of the Note will be forgiven in four (4) equal installments on each of the first four (4)
          anniversaries of the Effective Date provided there has been no termination of this Agreement. Upon forgiveness of each installment of the principal of the Note, the Signing Shares relating thereto shall be deemed paid for in full and will be delivered to Executive free of restrictions. In the event this Agreement shall be terminated prior to the fourth anniversary of the Effective Date, the Company may repurchase the Signing Shares for the then outstanding principal of the Note.
      (c) Annual Grants. Each year for the term of this Agreement, the Executive will be eligible to receive a Stock Option award under the Company's 1992 Incentive Stock Option Plan, as amended, with the number of shares and exercise price as shall be determined by the Board of Directors.

     3.4 Withholdings. All compensation and benefits payable to Executive hereunder and the Agreement shall be subject to all federal, state, local and other withholdings and similar taxes and payments required by applicable law.

                                    ARTICLE 4

                     EXPENSE ALLOWANCES AND FRINGE BENEFITS

     4.1 Vacation. Executive shall be entitled to the greater of three (3) weeks of annual paid vacation or the amount of annual paid vacation to which Executive may become entitled under the terms of Company's vacation policy for employees during the term of this Agreement.

     4.2 Benefits. During the term of this Agreement, the Company shall also provide Executive with the usual health insurance benefits it generally provides to its other senior management employees. As Executive becomes eligible in accordance with criteria to be adopted by the Company, the Company shall provide Executive with the right to participate in and to receive benefit from life, accident, disability, medical, pension, bonus, stock, profit-sharing and savings plans and similar benefits made available generally to employees of the Company as such plans and benefits may be adopted by the Company. The amount and extent of benefits to which Executive is entitled shall be governed by the specific benefit plan as it may be amended from time to time.

     4.3 Business Expense Reimbursement. During the term of this Agreement, Executive shall be entitled to receive proper reimbursement for all reasonable out-of-pocket expenses incurred by him (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder. Executive agrees to furnish to the Company adequate records and other documentary evidence of such expense for which Executive seeks reimbursement. Such expenses shall be reimbursed and accounted for under the policies and procedure established by the Company.

     4.4 Relocation Expense. The Company will reimburse the Executive for reasonable and customary out of pocket expenses relating to:
      (a) Travel. Travel from Princeton, NJ to San Diego for Executive and spouse for the final move. If by auto, the Company will reimburse mileage ($0.10/mile), lodging and meals.
      (b) Temporary  Housing.  Temporary  housing  in San Diego for up to twelve
          (12) months to be arranged by the Company.
      (c) Moving Household Goods. Movement and storage (up to six (6) months) of household goods by authorized Company carrier, to be coordinated by the Company.
      (d) Relocation Expenses. Reimbursement of up to twenty-five thousand dollars ($25,000.00) for miscellaneous documented relocation expenses payable upon the purchase or rental of a home in San Diego.
      (e) Real Estate Commissions. Reimbursement of reasonable and customary real estate commission and closing costs on the sale of Executive's home in Princeton;
      (f) Taxes. The Company will reimburse the Executive for federal and state income taxes associated with items (a) through (e), except for those expenses which are deductible for federal and state income tax purposes. In addition the company will retain, at company expense, a tax specialist who will provide tax guidance associated with your relocation for up to three years.


     4.5 Home Loan. In connection with Executive's purchase of a home in the San Diego area, the Company will provide to Executive a loan of up to four hundred thousand dollars ($400,000) repayable in full upon the first to occur of (a) the four (4) year anniversary of the loan, (b) termination of this Agreement, (c) sale of by Executive of any NBI security, or (d) refinancing or sale of the San Diego home. The loan will bear interest at a rate of five percent (5% p.a.) payable annually in arrears and will be secured with a second mortgage deed on the San Diego home. For so long as the loan remains outstanding, twelve and one-half percent (12.5%) of the outstanding principal amount of the loan will be forgiven on each of the first four anniversaries of the date of the loan for a total forgiveness of fifty percent (50%). It shall be a condition of the loan that Executive shall have provided a down payment on purchase of the home in San Diego of at least ten percent (10%) excluding the proceeds of the Company loan.

     4.6 Purchase of San Diego Home.
      (a) Points. The Company will reimburse Executive up to three (3) points of the principal balance of the Executive's new mortgage relating to the purchase of a home in the San Diego area.
      (b) Mortgage Equalization. In connection with the purchase of a home in the San Diego area, for a period of three (3) years the Company will provide to Executive annual mortgage equalization payments for the amount by which the purchase price of the San Diego area home exceeds the selling price of Executive's New Jersey home up to a maximum of three hundred thousand dollars ($300,000). The equalization payments will be a percentage of the incremental interest to be paid by Executive by reason of the amount by which the purchase price of the San Diego home exceeds the selling price of the Executive's New Jersey home (up to three hundred thousand dollars $300,000). Such annual equalization payments will be as follows from the date of purchase and payable semi-monthly (i) Year One - one hundred percent (100%) of incremental interest; (ii) Year Two - sixty six percent (66%) of incremental interest; (iii) Year Three - thirty three (33%) of incremental interest.
      (c) Interest Reimbursement. If Executive purchases a home in San Diego before he has sold his New Jersey home, the Company will reimburse Executive for the lesser of the his mortgage interest payment on his New Jersey home and his mortgage interest payment on his San Diego home (after taking into consideration payments under Sections 4.5 and 4.6 hereof), provided, Company is not at that time also providing Executive with temporary housing in San Diego and, provided further, that such reimbursement will only be provided for the period beginning on the Effective Date of this Agreement and ending on the one year anniversary thereof. Thereafter, at such time as Executive's spouse relocates from New Jersey to San Diego and in connection therewith Executive's New Jersey home is listed for sale, the Company will reimburse Executive for the lesser of the his mortgage interest payment on his New Jersey home and his mortgage interest payment on his San Diego home (after taking into consideration payments under Sections 4.5 and 4.6 hereof) for a period not to exceed six (6) months.

     4.7 Personal Travel. For the first twelve (12) months of this Agreement the Company will provide to Executive one round trip Coach Class airline ticket San Diego- New Jersey per month for Executive's personal travel and, during such twelve (12) month period, up to six (6) additional round trip Coach Class airline tickets San Diego- New Jersey for Executive's spouse. These tickets will be booked through the Company's corporate travel account and the Company will provide Business Class upgrades for such tickets on an as available basis.

     4.8 Taxes. Executive will be responsible for the payment of all federal and state income taxes on all allowances, loans and loan forgiveness accruing to Executive pursuant to this Article 4.

                                    ARTICLE 5

                                 CONFIDENTIALITY

     5.1 Proprietary Information. Executive represents and warrants that he has previously executed and delivered to the Company the Company's standard Proprietary Information and Inventions Agreement in form acceptable to the Company's counsel.

     5.2 Return of Property. All documents, records, apparatus, equipment and other physical property which is furnished to or obtained by Executive in the course of his employment with the Company shall be and remain the sole property of the Company. Executive agrees that, upon the termination of his employment, he shall return all such property (whether or not it pertains to Proprietary Information as defined in the Proprietary Information and Inventions Agreement), and agrees not to make or retain copies, reproductions or summaries of any such property.

     5.3  No  use  of  Prior  Confidential   Information.   Executive  will  not
intentionally disclose to the Company or use on its behalf any confidential information belonging to any of his former employers or any other third party.


                                    ARTICLE 6

                                   TERMINATION

     6.1 By Death. The period of employment shall terminate automatically upon the death of Executive. In such event, all stock options held by Executive at the time of termination will continue to vest for a period of six (6) months following termination. All stock options held by Executive that are vested at the time of termination or within six (6) months thereafter will be exercisable in accordance with their terms for a for a period of one year following termination. In addition, the Company shall pay to Executive's beneficiaries or his estate, as the case may be, any accrued Base Salary, any bonus compensation to the extent earned, any vested deferred compensation (other than pension plan or profit-sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Company in which Executive is a participant to the full extent of Executive's rights under such plans, any accrued vacation pay and any appropriate business expenses incurred by Executive in connection with his duties hereunder, all to the date of termination (collectively Accrued Compensation), but no other compensation or reimbursement of any kind, including, without limitation, severance compensation, and thereafter, the Company's obligations hereunder shall terminate.

     6.2 By Disability. If Executive is prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of 120 consecutive days, or for 180 days in the aggregate in any 365-day period, then, to the extent permitted by law, the Company may terminate the employment of Executive at such time. In such event, all stock options held by Executive at the time of termination will continue to vest for a period of six (6) months following termination. All stock options held by Executive that are vested at the time of termination or within six (6) months thereafter will be exercisable in accordance with their terms for a for a period of one year following termination. In addition, the Company shall pay to Executive all Accrued Compensation, and shall continue to pay to Executive the Base Salary until such time), as Executive shall become entitled to receive disability insurance payments under the disability insurance policy maintained by the Company, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate. Nothing in this Section shall affect Executive's rights under any disability plan in which he is a participant.

     6.3 By Company for Cause. The Company may terminate the Executive's employment for Cause (as defined below) without liability at any time with or without advance notice to Executive. The Company shall pay Executive all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate. Termination shall be for "Cause" in the event of the occurrence of any of the following: (a) any intentional action or intentional failure to act by Executive which was performed in bad faith and to the material detriment of the Company; (b) Executive intentionally refuses or intentionally fails to act in accordance with any lawful and proper direction or order of the Chief Executive Officer; (c) Executive and habitually neglects the duties of employment; or (d) Executive is convicted of a felony crime involving moral turpitude, provided that in the event that an of the foregoing events is capable of being cured, the Company shall provide written notice to Executive describing the nature of such event and Executive shall thereafter have ten (10) business days to cure such event.

     6.4 Termination Without Cause. At any time, the Company may terminate the employment of Executive without liability other than as set forth below, for any reason not specified in Section 6.3 above, by giving thirty (30) days advance written notice to Executive. If the Company elects to terminate Executive pursuant to this Section 6.4,
      (a) the Company shall pay to Executive all Accrued Compensation,
      (b) the Company shall continue to pay to Executive as provided herein Executive's Base Salary over the period equal to nine (9) months from the date of such termination as severance compensation,
      (c) the Company shall make a lump sum payment to Executive in an amount equal to a pro rata portion of the Executive's annual actual cash incentive bonus for Company's fiscal year preceding the year of termination based on the number of completed months of Executive's employment in the fiscal year plus nine (9),
      (d) the vesting of all outstanding stock options held by Executive shall be accelerated so that the amount of shares vested under such option shall equal that number of shares which would have been vested if the Executive had continued to render services to the Company for nine (9) continuous months after the date of his termination of employment, and
      (e) the Company shall pay all costs which the Company would otherwise have incurred to maintain all of Executive's health and welfare, and retirement benefits (either on the same or substantially equivalent terms and conditions) if the Executive had continued to render services to the Company for nine (9) continuous months after the date of his termination of employment. The Company shall have no further obligations to Executive other than those set forth in the preceding sentence. During the period when such severance compensation is being paid to Executive, Executive shall not (i) engage, directly or indirectly, in providing services to any other business program or project that is competitive to a program or project being conducted by the Company or any Affiliated Company at the time of such employment termination (provided that Executive may own less than two percent (2%) of the outstanding securities of any publicly traded corporation), or (ii) hire, solicit, or attempt to solicit on behalf of himself or any other party or any employee or exclusive consultant of the Company. If the Company terminates this Agreement or the employment of Executive with the Company other than pursuant to
          Section 6.1, 6.2 or 6.3, then this section 6.4 shall apply.

     6.5 Constructive Termination. A Constructive Termination shall be deemed to be a termination of employment of Executive without cause pursuant to Section
6.4. For Purposes of this Agreement, a "Constructive Termination" means that the Executive voluntarily terminates his employment except in connection with the termination of his employment for death, disability, retirement, fraud, misappropriation, embezzlement (or any other occurrence which constitutes "Cause" under section 6.3) or any other voluntary termination of employment by Executive other than a Constructive Termination after any of the following are undertaken without Executive's express written consent:
      (a) the assignment to Executive of any duties or responsibilities which result in any diminution of position as judged against the duties and responsibilities assigned to executives with Executive's position in the Company's peer group of companies and shall not include (i) duties and responsibilities assigned to Executive with the understanding that as the Company grows and management staff increases in number, such duties and responsibilities will eventually be reassigned in a manner consistent with the Company's peer group of companies, (ii) change in reporting relationship that does not change in any material way the Executive's duties and responsibilities or (iii) any change in duties or responsibilities or reporting relationships that Executive does not identify as Constructive Termination to the Chief Executive Officer in writing within 15 days following the Chief Executive Officer's proposal of such change to Executive;
      (b) a reduction by the Company in Executive's annual Base Salary by greater than five percent (5%);
      (c) a relocation of Executive or the Company's principal executive offices if Executive's principal office is at such offices, to a location more than forty (40) miles from the location at which Executive is then performing his duties, except for an opportunity to relocate which is accepted by Executive in writing;
      (d) any material breach by the Company of any provision of this Agreement; or

      (e) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

     6.6 Termination Following Change in Control. Upon a Change in Control, the Company shall pay to Executive a lump sum severance payment in an amount equal to one (1.0) times (Executive's then Base Salary plus annual actual cash incentive bonus for Company's fiscal year preceding the year of termination) plus reimbursement for federal and state income taxes payable by Executive by reason of the such severance payment. In addition, the vesting of all outstanding stock options held by Executive shall be accelerated so that the options are immediately exercisable in full.

     6.7 Change in Control. For purposes of this Agreement, a "Change in Control" shall have occurred if at any time during the term of Executive's employment hereunder, any of the following events shall occur:
      (a) The Company is merged, or consolidated. or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such transaction;
      (b) The Company sells all or substantially all of its assets or any other corporation or other legal person and thereafter, less than 50% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;
      (c) There is a report filed after the date of this Agreement on Schedule 13 D or schedule 14 D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of l934 (the "Exchange Act") disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the exchange Act) has become the beneficial owner (as the term beneficial owner is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) representing 50% or more of the combined voting power of the then-outstanding voting securities of the Company;
      (d) The Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to item 1 of Form 8-X thereunder or Item 5(f) of Schedule 14 A thereunder (or any successor schedule, form or report or item therein) that the change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or
      (e) During any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election to the nomination for election by the Company's shareholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such period.

     6.8 Termination by Executive. At any time, Executive may terminate his employment by giving thirty (30) days advance written notice to the Company. The Company shall pay Executive all Accrued Compensation, but no other compensation or reimbursement of any kind, including without limitation, severance compensation, and thereafter the Company's obligations hereunder shall terminate.

     6.9 Mitigation. Except as otherwise specifically provided herein, Executive shall not be required to mitigate the amount of any payment provided under this Agreement by seeking other employment or self-employment, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or through self-employment or by retirement benefits after the date of Executive's termination of employment from the Company.

     6.10 Coordination. If upon termination of employment, Executive becomes entitled to rights under other plans, contracts or arrangements entered into by the Company, this Agreement shall be coordinated with such other arrangements so that Executive's rights under this Agreement are not reduced, and that any payments under this Agreement offset the same types of payments otherwise provided under such other arrangements, but do not otherwise reduce any payments or benefits under such other arrangements to which Executive becomes entitled.


                                    ARTICLE 7

                               GENERAL PROVISIONS

     7.1 Governing Law. The validity, interpretation, construction and performance of this Agreement and the rights of the parties thereunder shall be interpreted and enforced under California law without reference to principles of conflicts of laws. The parties expressly agree that inasmuch as the Company's headquarters and principal place of business are located in California, it is appropriate that California law govern this Agreement.

     7.2 Assignment; Successors Binding Agreement.
      (a) Executive may not assign, pledge or encumber his interest in this Agreement or any part thereof.
      (b) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law or by agreement in form and substance reasonably satisfactory to Executive, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
      (c) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributee, devisees and legatees. If Executive should die while any amount is at such time payable to his hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legates or other designee or, if there be no such designee, to his estate.

     7.3 Certain Reduction of Payments. In the event that any payment or benefit received or to be received by Executive under this Agreement would result in all or a portion of such payment to be subject to the excise tax on "golden parachute payments" under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then Executive's payment shall be either (a) the full payment or (b) such lesser amount which would result in no portion of the payment being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable Federal, state and local employment taxes, income taxes, and the excise tax imposed by Section 4999 of the Code, results in the receipt by Executive on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code.

     7.4 Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     To the Company:
      Neurocrine Biosciences, Inc.
      10555 Science Center Drive
      San Diego, CA 92121
      Attn.: President & Chief Executive Officer

     To Executive:
      Henry Pan, M.D.
      14 East Shore Drive
      Princeton, New Jersey 08540

     7.5 Modification; Waiver; Entire Agreement. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of the Company. No waiver by either party hereto at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     7.6 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     7.7 Controlling Document. Except to the extent described in Section 6.l0, in case of conflict between any of the terms and condition of this Agreement and the document herein referred to, the terms and conditions of this Agreement shall control.

     7.8 Executive Acknowledgment. Executive acknowledges (a) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and has been advised to do so by the Company, and (b) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

     7.9 Remedies.
      (a) Injunctive Relief. The parties agree that the services to be rendered by Executive hereunder are of a unique nature and that in the event of any breach or threatened breach of any of the covenants contained herein, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any such provisions by Executive, in addition to any other relief (including damage) available to the Company under this Agreement or under law.
      (b) Exclusive.  Both  parties  agree that the remedy  specified in Section
          7.9.1 above is not exclusive of any other remedy for the breach by Executive of the terms hereof.

     7.10  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, all of which taken together shall constitute one and the same Agreement.

     7.11 Prevailing Party Expenses. In the event that any action or proceeding is commenced to enforce the provisions of the Agreement, the court adjudicating such action or proceeding shall award to the prevailing party all costs and expenses thereof, including, but not limited to, all reasonable attorneys' fees, court costs, and all other related expenses.

Executed by the parties as of the day and year first above written.

      EXECUTIVE                              NEUROCRINE BIOSCIENCES, INC

      By: \s\ Henry Pan                       By: \s\ Gary A. Lyons
          -----------------------                 -----------------------
          Henry Pan, M.D.,Ph.D.                   Gary A. Lyons